Exhibit 10.2

AMENDMENT TO THE FTI CONSULTING, INC.

2004 LONG-TERM INCENTIVE PLAN

Pursuant to the powers of amendment reserved in Section 7(e) of the FTI Consulting, Inc. 2004 Long-Term Incentive Plan (the “Plan”) as amended and restated effective April 27, 2005, as further amended from time to time, effective as of June 6, 2006, FTI Consulting, Inc. hereby amends the Plan in the following manner:

1.	Section 6(a)(2) is amended by deleting “, which is a sub-plan of this Plan”.

2.	Section 6(d) is amended by deleting “including the FTI Consulting, Inc. Non-Employee Director Compensation Plan, as amended from time to time, which is a sub-plan of this Plan”.